ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Fourth Quarter and Full Year 2023 Financial Results

and Provides Adjusted EBITDA Guidance for 2024

Fourth Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 21.7% year over year to $521.5 million
•
Construction and Material Handling revenues of $328.1 million and $179.0 million, respectively
•
Product support revenues increased 14.2% year over year with Parts sales increasing to $69.1 million and Service revenues increasing to $60.8 million
•
New and used equipment sales grew 25.1% to $298.1 million
•
Net loss available to common stockholders of $(2.7) million compared to $(1.5) million in 2022
•
Basic and diluted net loss per share of $(0.08) compared to $(0.05) in 2022
•
Adjusted basic and diluted net income per share* of $0.03 for 2023 compared to $0.10 for 2022
•
Adjusted EBITDA* grew 16.4% to $49.7 million compared to $42.7 million in 2022
•
Completed acquisitions of Burris Equipment Company and Ault Industries Inc.

2023 Full Year Financial Highlights: (comparisons are year over year)

•
Total revenues increased $305.0 million year over year to $1,876.8 million
•
Construction and Material Handling revenues of $1,124.7 million and $681.5 million, respectively
•
Master Distribution with revenues of $83.8 million
•
Product Support revenues increased 17.7% year over year with Parts sales increasing to $278.3 million and Service revenues increasing to $241.3 million
•
New and used equipment sales grew 25.5% to $1,025.9 million
•
Net income available to common stockholders of $5.9 million compared to $6.3 million in 2022
•
Basic and diluted net income per share of $0.18 compared to $0.20 in 2022
•
Adjusted basic and diluted net income per share* of $0.69 and $0.68, respectively, compared to $0.58 for both in 2022
•
Adjusted EBITDA* grew 21.1% to $191.4 million, exceeding guidance midpoint, compared to $158.1 million in 2022

Livonia, MI. – March 14, 2024 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the fourth quarter and full year ended December 31, 2023.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “The momentum in our business continued throughout the balance of 2023 and as a result, we delivered solid financial and operating results for the fourth quarter and 2023 fiscal year. Total revenues grew 21.7% to $521.5 million for the fourth quarter and increased 19.4% to $1.9 billion for the year. Our business continues to benefit from the broad-based strength in our major end-user markets. For the year, revenues from our Construction Equipment segment grew 12.9% to $1.1 billion while Material Handling revenues increased 19.4% to $681.5 million. As a result, our high-margin parts and service business revenue increased 17.7% to $519.6 million. One of our key priorities remains providing our customers with best-in-class support to keep their fleets and job sites running with as little down time as possible. Thus, we continued to expand our field service population, ending the year with more than 1,300 skilled technicians, which represents nearly half of our 3,000 employees. Overall, we achieved record results in 2023.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Mr. Greenawalt continued, “Our diversified growth strategy continues to prove very successful. During the year, we achieved organic revenues growth of 12.3% by increasing our market share, expanding our product portfolio, investing in rental fleet and entering new territories. The 16 acquisitions we have completed since going public in 2020 are also major contributors to our success, providing $537 million in revenues and $65 million in Adjusted EBITDA. We are continuing to pursue accretive acquisitions opportunities which would further expand the scale and scope of product offerings for our customers. Of course, our success would not be possible without the solid execution by our dedicated team at Alta.”

In conclusion, Mr. Greenawalt commented, “Our outlook for 2024 is positive as industry indicators support our expectations for continued growth this year. Non-residential construction starts are forecast to increase compared to 2023. The material handling industry is forecasting another year of strong lift truck deliveries that is likely to resemble, if not exceed, the record year of lift truck deliveries in 2023. Additionally, state DOT 2024 fiscal year budgets are more than 10% higher than last year. And importantly, the sentiment from our customers is consistent with strength we experienced in 2023. Finally, we are very focused on continued growth and operating leverage in 2024 with the end goal of improving shareholder value.”

Full Year 2024 Financial Guidance and Other Financial Notes:

•
The Company released its 2024 guidance range and expects to report Adjusted EBITDA between $207.5 million and $217.5 million for the 2024 fiscal year.

CONSOLIDATED RESULTS OF OPERATIONS

(amounts in millions unless otherwise noted)

	Three Months Ended December 31,		Increase (Decrease)
	2023	2022	2023 versus 2022
Revenues:
New and used equipment sales	$298.1	$238.2	$59.9	25.1%
Parts sales	69.1	61.3	7.8	12.7%
Service revenues	60.8	52.4	8.4	16.0%
Rental revenues	55.3	48.6	6.7	13.8%
Rental equipment sales	38.2	28.1	10.1	35.9%
Total revenues	521.5	428.6	92.9	21.7%
Cost of revenues:
New and used equipment sales	252.3	200.6	51.7	25.8%
Parts sales	45.0	40.7	4.3	10.6%
Service revenues	26.4	24.4	2.0	8.2%
Rental revenues	6.8	5.7	1.1	19.3%
Rental depreciation	30.0	26.0	4.0	15.4%
Rental equipment sales	28.0	20.4	7.6	37.3%
Total cost of revenues	388.5	317.8	70.7	22.2%
Gross profit	133.0	110.8	22.2	20.0%
General and administrative expenses	114.3	96.4	17.9	18.6%
Non-rental depreciation and amortization	6.5	4.9	1.6	32.7%
Total operating expenses	120.8	101.3	19.5	19.2%
Income from operations	12.2	9.5	2.7	28.4%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.6)	(1.1)	(1.5)	136.4%
Interest expense – other	(13.5)	(9.3)	(4.2)	45.2%
Other income	2.5	0.7	1.8	257.1%
Total other expense, net	(13.6)	(9.7)	(3.9)	40.2%
Loss before taxes	(1.4)	(0.2)	(1.2)	600.0%
Income tax provision	0.5	0.5	0.0	—
Net loss	(1.9)	(0.7)	(1.2)	171.4%
Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(2.7)	$(1.5)	$(1.2)	80.0%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Year Ended December 31,		Increase (Decrease)
	2023	2022	2023 versus 2022
Revenues:
New and used equipment sales	$1,025.9	$817.2	$208.7	25.5%
Parts sales	278.3	234.8	43.5	18.5%
Service revenues	241.3	206.6	34.7	16.8%
Rental revenues	202.4	180.1	22.3	12.4%
Rental equipment sales	128.9	133.1	(4.2)	(3.2)%
Total revenues	1,876.8	1,571.8	305.0	19.4%
Cost of revenues:
New and used equipment sales	853.6	683.2	170.4	24.9%
Parts sales	183.2	157.4	25.8	16.4%
Service revenues	103.4	90.7	12.7	14.0%
Rental revenues	24.8	22.4	2.4	10.7%
Rental depreciation	110.1	95.5	14.6	15.3%
Rental equipment sales	94.5	103.0	(8.5)	(8.3)%
Total cost of revenues	1,369.6	1,152.2	217.4	18.9%
Gross profit	507.2	419.6	87.6	20.9%
General and administrative expenses	430.3	362.3	68.0	18.8%
Non-rental depreciation and amortization	22.5	16.5	6.0	36.4%
Total operating expenses	452.8	378.8	74.0	19.5%
Income from operations	54.4	40.8	13.6	33.3%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(8.4)	(2.7)	(5.7)	211.1%
Interest expense – other	(48.6)	(29.1)	(19.5)	67.0%
Other income	5.1	1.6	3.5	218.8%
Total other expense, net	(51.9)	(30.2)	(21.7)	71.9%
Income before taxes	2.5	10.6	(8.1)	(76.4)%
Income tax (benefit) provision	(6.4)	1.3	(7.7)	NM
Net income	8.9	9.3	(0.4)	(4.3)%
Preferred stock dividends	(3.0)	(3.0)	—	—
Net income available to common stockholders	$5.9	$6.3	$(0.4)	(6.3)%

NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the fourth quarter and full year ended December 31, 2023. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Fourth Quarter and Full Year 2023 Earnings Call and Webcast
Date:	Thursday, March 14, 2024
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/global-numbers?confId=60369
Live call access code:	570209
Audio replay:	866-813-9403
Replay access code:	468917
Webcast:	https://events.q4inc.com/attendee/783403425

The audio replay will be archived through March 28, 2024.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 39 years and has developed a branch network that includes over 80 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; fluctuations in interest rates; the market price for our equipment; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, and Adjusted basic and diluted net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with U.S. GAAP. Adjusted net income is defined as net income adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted net income per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Cash	$31.0	$2.7
Accounts receivable, net of allowances of $12.4 and $13.0 as of December 31, 2023 and 2022, respectively	249.3	232.8
Inventories, net	530.7	399.7
Prepaid expenses and other current assets	27.0	28.1
Total current assets	838.0	663.3

NON-CURRENT ASSETS
Property and equipment, net	464.8	377.8
Operating lease right-of-use assets, net	110.9	113.6
Goodwill	76.7	69.2
Other intangible assets, net	66.3	60.7
Other assets	14.2	6.0
TOTAL ASSETS	$1,570.9	$1,290.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$297.8	$211.5
Floor plan payable – used and rental equipment	99.5	45.3
Current portion of long-term debt	7.7	4.2
Accounts payable	97.0	90.8
Customer deposits	17.4	27.9
Accrued expenses	59.7	55.1
Current operating lease liabilities	15.9	14.8
Current deferred revenue	16.2	14.1
Other current liabilities	23.9	7.5
Total current liabilities	635.1	471.2

NON-CURRENT LIABILITIES
Line of credit, net	315.9	217.5
Long-term debt, net of current portion	312.3	311.2
Finance lease obligations, net of current portion	31.1	15.4
Deferred revenue, net of current portion	4.2	4.9
Guaranteed purchase obligations, net of current portion	2.5	4.7
Long-term operating lease liabilities, net of current portion	99.6	101.9
Deferred tax liability	7.7	6.4
Other liabilities	12.8	17.6
TOTAL LIABILITIES	1,421.2	1,150.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at both December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,369,820 and 32,194,243 issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	233.8	222.8
Treasury stock at cost, 862,182 shares of common stock held at both December 31, 2023 and 2022	(5.9)	(5.9)
Accumulated deficit	(76.4)	(74.2)
Accumulated other comprehensive loss	(1.8)	(2.9)
TOTAL STOCKHOLDERS’ EQUITY	149.7	139.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,570.9	$1,290.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Year Ended December 31,
	2023	2022	2021
Revenues:
New and used equipment sales	$1,025.9	$817.2	$568.8
Parts sales	278.3	234.8	178.5
Service revenues	241.3	206.6	165.5
Rental revenues	202.4	180.1	155.5
Rental equipment sales	128.9	133.1	144.5
Total revenues	1,876.8	1,571.8	1,212.8
Cost of revenues:
New and used equipment sales	853.6	683.2	478.0
Parts sales	183.2	157.4	123.4
Service revenues	103.4	90.7	68.2
Rental revenues	24.8	22.4	20.6
Rental depreciation	110.1	95.5	85.3
Rental equipment sales	94.5	103.0	122.9
Total cost of revenues	1,369.6	1,152.2	898.4
Gross profit	507.2	419.6	314.4
General and administrative expenses	430.3	362.3	285.9
Non-rental depreciation and amortization	22.5	16.5	10.5
Total operating expenses	452.8	378.8	296.4
Income from operations	54.4	40.8	18.0
Other (expense) income:
Interest expense, floor plan payable – new equipment	(8.4)	(2.7)	(1.7)
Interest expense – other	(48.6)	(29.1)	(22.3)
Other income	5.1	1.6	0.7
Loss on extinguishment of debt	—	—	(11.9)
Total other expense, net	(51.9)	(30.2)	(35.2)
Income (loss) before taxes	2.5	10.6	(17.2)
Income tax (benefit) provision	(6.4)	1.3	3.6
Net income (loss)	8.9	9.3	(20.8)
Preferred stock dividends	(3.0)	(3.0)	(2.6)
Net income (loss) available to common stockholders	$5.9	$6.3	$(23.4)
Basic income (loss) per share	$0.18	$0.20	$(0.74)
Diluted income (loss) per share	$0.18	$0.20	$(0.74)
Basic weighted average common shares outstanding	32,447,754	32,099,247	31,706,329
Diluted weighted average common shares outstanding	32,877,507	32,301,663	31,706,329

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2023	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$8.9	$9.3	$(20.8)
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	132.6	112.0	95.8
Amortization of debt discount and debt issuance costs	2.0	1.8	2.0
Imputed interest	1.0	0.3	0.2
Loss (gain) on sale of property and equipment	0.2	(0.2)	(0.1)
Gain on sale of rental equipment	(34.4)	(30.1)	(21.6)
Provision for inventory obsolescence	2.2	1.4	0.9
Provision for losses on accounts receivable	7.2	5.0	4.2
Loss on debt extinguishment	—	—	11.9
Change in fair value of derivative instruments	(0.6)	—	—
Stock-based compensation expense	4.3	2.7	1.2
Gain on bargain purchase of business	(1.5)	—	—
Changes in deferred income taxes	(10.1)	(1.2)	3.6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(16.6)	(34.7)	(40.7)
Inventories	(286.3)	(272.6)	(154.1)
Proceeds from sale of rental equipment	128.9	133.1	144.5
Prepaid expenses and other assets	0.5	(4.1)	(10.7)
Manufacturers floor plans payable	122.5	77.3	(14.6)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	7.3	26.7	30.2
Leases, deferred revenue, net of current portion and other liabilities	(4.3)	(0.7)	(1.2)
Net cash provided by operating activities	63.8	26.0	30.7
INVESTING ACTIVITIES
Expenditures for rental equipment	(62.2)	(63.9)	(42.3)
Expenditures for property and equipment	(12.4)	(12.8)	(8.1)
Proceeds from sale of property and equipment	0.5	1.2	2.3
Guaranteed purchase obligations expenditures	(3.1)	(0.4)	(1.9)
Expenditures for acquisitions, net of cash acquired	(45.6)	(86.7)	(63.4)
Net cash used in investing activities	(122.8)	(162.6)	(113.4)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	—	—	(1.7)
Extinguishment of long-term debt	—	—	(153.1)
Proceeds from line of credit and long-term borrowings	379.6	413.2	633.2
Principal payments on line of credit, long-term debt, and finance lease obligations	(288.3)	(298.3)	(386.2)
Proceeds from non-manufacturer floor plan payable	188.4	149.9	105.3
Payments on non-manufacturer floor plan payable	(179.7)	(121.9)	(110.1)
Preferred stock dividends paid	(3.0)	(3.0)	(2.6)
Common stock dividends declared and paid	(7.6)	(3.7)	—
Other financing activities	(2.1)	0.7	(1.0)
Net cash provided by financing activities	87.3	136.9	83.8

Effect of exchange rate changes on cash	—	0.1	—
NET CHANGE IN CASH	28.3	0.4	1.1

Cash, Beginning of year	2.7	2.3	1.2
Cash, End of period	$31.0	$2.7	$2.3
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$180.2	$122.9	$165.3
Common stock as consideration for business acquisition	6.3	2.7	—
Contingent and non-contingent consideration for business acquisitions	2.0	12.7	0.9
Supplemental disclosures of cash flow information
Cash paid for interest	$53.6	$28.0	$20.2
Cash paid for income taxes	$5.7	$1.0	$—

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except share and per share amounts)

	December 31,	December 31,
Debt and Floor Plan Payables Analysis	2023	2022
Senior secured second lien notes	$315.0	$315.0
Line of credit	317.5	219.5
Floor plan payable – new equipment	297.8	211.5
Floor plan payable – used and rental equipment	99.5	45.3
Finance lease obligations	38.8	19.6
Total debt	1,068.6	810.9
Adjustments:
Floor plan payable – new equipment	(297.8)	(211.5)
Cash	(31.0)	(2.7)
Adjusted total net debt and floor plan payables(1)	$739.8	$596.7

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income available to common stockholders	$(2.7)	$(1.5)	$5.9	$6.3
Depreciation and amortization	36.5	30.9	132.6	112.0
Interest expense	16.1	10.4	57.0	31.8
Income tax provision (benefit)	0.5	0.5	(6.4)	1.3
EBITDA(1)	$50.4	$40.3	$189.1	151.4
Transaction costs(2)	0.6	0.9	1.6	1.2
Non-cash adjustments(3)	(1.5)	—	(1.5)	—
Stock-based incentives(4)	1.0	0.8	4.3	2.7
Other expenses(5)	1.0	1.0	3.3	2.5
Preferred stock dividend(6)	0.8	0.8	3.0	3.0
Showroom-ready equipment interest expense(7)	(2.6)	(1.1)	(8.4)	(2.7)
Adjusted EBITDA(1)	$49.7	$42.7	$191.4	$158.1

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income available to common stockholders	$(2.7)	$(1.5)	$5.9	$6.3
Transaction costs(2)	0.6	0.9	1.6	1.2
Non-cash adjustments(3)	(1.5)	—	(1.5)	—
Intangible amortization(8)	2.5	1.9	8.9	5.9
Stock-based incentives(4)	1.0	0.8	4.3	2.7
Other expenses(5)	1.0	1.0	3.3	2.5
Adjusted net income available to common stockholders(1)	$0.9	$3.1	$22.5	$18.6
Basic net (loss) income per share	$(0.08)	$(0.05)	$0.18	$0.20
Diluted net (loss) income per share	$(0.08)	$(0.05)	$0.18	$0.20
Adjusted basic net income per share(1)	$0.03	$0.10	$0.69	$0.58
Adjusted diluted net income per share(1)	$0.03	$0.10	$0.68	$0.58
Basic weighted average common shares outstanding	32,498,618	32,122,673	32,447,754	32,099,247
Diluted weighted average common shares outstanding	33,285,422	32,336,014	32,877,507	32,301,663

(1) Non-GAAP measure

(2) Expenses related to acquisition, capital raising and debt refinancing activities

(3) Bargain purchase gain on acquisition

(4) Non-cash equity-based compensation expenses

(5) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal and consulting costs, and non-cash adjustments to earnout contingencies

(6) Expenses related to preferred stock dividend payments

(7) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(8) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting